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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                October 23, 2001


InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501

               Re: InSite Vision Incorporated -- Registration Statement for Offering of 497,014 Shares of Common Stock

Dear Ladies and Gentlemen:

              We have acted as counsel to InSite Vision Incorporated, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 497,014 additional shares of the Company's common stock (the "Shares") for issuance under the Company's InSite Vision Incorporated 1994 Stock Option Plan (the "Plan").

              This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

              We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the InSite Vision Incorporated 1994 Stock Option Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

              We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

              This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.


                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP

                                        BROBECK, PHLEGER & HARRISON LLP